Exhibit 99.1

Digital River Reports Fourth Quarter and Full Year 2011 Financial Results

Company hits record fourth quarter revenue level

MINNEAPOLIS--(BUSINESS WIRE)--February 2, 2012--Digital River, Inc. (NASDAQ: DRIV), the revenue growth experts in global cloud commerce, reports its fourth quarter and full year 2011 financial results.

Fourth Quarter and Full Year Ended Dec. 31, 2011, Financial Results
GAAP Results
Fourth quarter 2011 revenue totaled $112.0 million, exceeding management’s guidance of $103 to $105 million. In the fourth quarter of 2010, revenue was $97.7 million.

For the full year 2011, revenue was $398.1 million, exceeding management’s guidance of $389 to $391 million. In 2010, revenue was $363.2 million.

Fourth quarter GAAP net income was $4.3 million, or $0.12 per diluted share, which compared to GAAP net income of $5.4 million, or $0.14 per diluted share, in the fourth quarter of 2010. These results were below management’s fourth quarter guidance for net income of $0.18 to $0.21 per diluted share driven by $9.4 million of one-time non-cash impairments recorded in the quarter. These impairments primarily related to the reduction in the book carrying values of intangibles, including certain customer relationship, trade name and non-compete agreements.

For the full year 2011, GAAP net income was $17.2 million, or $0.46 per diluted share, and compared to GAAP net income of $15.7 million, or $0.41 per diluted share, during the same period in 2010. These results were below management’s full year 2011 guidance of $0.52 to $0.55 per diluted share, due to the aforementioned impairment charge.

Non-GAAP Results
Fourth quarter 2011 non-GAAP net income was $17.7 million, or $0.45 per diluted share. This compared to non-GAAP net income of $12.7 million, or $0.32 per diluted share, in the fourth quarter of 2010. These results exceeded management’s fourth quarter earnings guidance of $0.32 to $0.35 per diluted share.

For the full year 2011, non-GAAP net income was $45.6 million, or $1.15 per diluted share, and compared to non-GAAP net income of $36.7 million, or $0.95 per diluted share, during the same period in 2010. These results exceeded management’s full year 2011 guidance of $1.03 to $1.06 per diluted share.

“I am pleased to report that we ended 2011 on a high note, delivering the highest quarterly revenue in the history of the company and beating our fourth quarter non-GAAP earnings guidance,” said Joel Ronning, Digital River’s CEO. “This year, innovation and product development will be major themes inside Digital River. We have several solutions we intend to deliver in 2012, including an expanded cloud-based subscriptions offering. Our company and clients’ goals are clearly aligned – we are both focused on growing online revenue.”

On Sept. 7, 2011, management announced a $100 million share repurchase program. During the fourth quarter, the company repurchased $29.7 million of common stock, or 1.9 million shares at an average price of $15.41 per share. For the year, the company repurchased $79.8 million of common stock, or 4.3 million shares at an average price of $18.70 per share.

First Quarter 2012 Guidance

  Revenue in the range of $99 to $101 million;
  GAAP diluted earnings per share in the range of $0.09 to $0.13;
  Non-GAAP diluted earnings per share in the range of $0.27 to $0.30; and
  A tax rate of 21 percent for both GAAP and non-GAAP earnings.

Full Year 2012 Guidance

  Revenue in the range of $402 to $409 million;
  GAAP diluted earnings per share in the range of $0.54 to $0.64;
  Non-GAAP diluted earnings per share in the range of $1.20 to $1.28; and
  A tax rate of 21 percent for both GAAP and non-GAAP earnings.

A detailed table providing a reconciliation of the company’s GAAP and non-GAAP earnings guidance estimates can be found accompanying this press release.

Digital River will hold a conference call today at 4:45 p.m. EST to discuss fourth quarter and full year financial results. A live webcast of Digital River’s earnings conference call can be accessed on the Investor Relations section of its corporate website. Alternatively, a live broadcast of the call may be heard by using conference ID #38649790 and dialing (877) 303-3145 inside the United States or Canada, or by calling +1 (408) 427-3861 from international locations. A webcast replay of the call will be archived on Digital River’s corporate website.

About Digital River, Inc.
Digital River, Inc., the revenue growth experts in global cloud commerce, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running a global commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate website, call +1 952-253-1234, or follow the company on Twitter.

Non-GAAP Net Income Calculation
Digital River’s non-GAAP net income is computed by adjusting GAAP pre-tax income as reported on the company’s statement of operations by adding back amortization of acquisition-related intangibles, stock-based compensation expense, intangible impairments, unrealized investment gain or loss and restructuring costs, net of a 21 percent tax rate. Non-GAAP diluted earnings per share is calculated using the “if-converted” method with respect to the issuance of the company’s 2004 and 2010 convertible notes, which includes shares reserved upon conversion of 199,828 and 7,022,027, respectively. In computing non-GAAP diluted earnings per share, adjust non-GAAP net income to add back debt interest and issuance cost amortization expenses, net of the tax benefit, and then divide this amount by fully diluted shares outstanding. This amount, representing the fully diluted earnings computation, is selected to represent non-GAAP diluted earnings per share for each period presented. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” “expects,” or “guidance” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the company’s operating history and variability of operating results; competition in the commerce market; challenges associated with international expansion; the variability of foreign exchange rates; any breach or compromise of the company’s security systems; our ability to successfully manage our business while undertaking significant internal investments; our ability to execute upon our payments strategy and expand our business in this sector; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended Dec. 31, 2010. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time-to-time.

The forward-looking statements for the remainder of fiscal 2012 reflect management’s expectations as of Feb. 2, 2012. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Consolidated Balance Sheets
	December 31,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$497,193	$565,086
Short-term investments	223,349	163,029
Accounts receivable, net of allowance of $4,613 and $4,902	64,811	50,922
Deferred tax assets	8,532	10,628
Prepaid expenses and other	35,719	30,375
Total current assets	829,604	820,040
Property and equipment, net	51,537	49,599
Goodwill	281,858	283,940
Intangible assets, net of accumulated amortization of $85,542 and $80,106	18,324	37,911
Long-term investments	99,047	110,736
Deferred income taxes	21,433	17,721
Other assets	8,973	13,820
Total assets	$1,310,776	$1,333,767
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$243,410	$188,915
Accrued payroll	17,523	21,117
Deferred revenue	8,633	10,446
Accrued acquisition liabilities	-	1,615
Other accrued liabilities	42,577	58,083
Total current liabilities	312,143	280,176
Non-current liabilities
Convertible senior notes	353,805	353,805
Other liabilities	12,556	16,038
Total non-current liabilities	366,361	369,843
Total liabilities	678,504	650,019
Stockholders' equity
Preferred Stock, $.01 par value; 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common Stock, $.01 par value; 120,000,000 shares authorized; 47,248,165 and 46,323,799 shares issued	472	463
Treasury stock at cost; 11,741,310 and 7,297,174 shares	(340,946)	(255,196)
Additional paid-in capital	708,941	683,307
Retained earnings	271,769	254,602
Accumulated other comprehensive income (loss)	(7,964)	572
Stockholders' equity	632,272	683,748
Total liabilities and stockholders' equity	$1,310,776	$1,333,767

Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Consolidated Statements of Operations

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue	$112,024	$97,681	$398,140	$363,226
Costs and expenses (exclusive of depreciation and
amortization expense shown separately below):
Direct cost of services	3,809	4,248	15,491	17,789
Network and infrastructure	12,327	12,213	49,433	46,909
Sales and marketing	44,831	39,274	162,564	150,041
Product research and development	16,355	14,916	66,862	60,844
General and administrative	11,729	10,832	43,093	43,392
Depreciation and amortization	5,550	5,751	22,207	23,413
Amortization of acquisition-related intangibles	11,529	2,564	18,040	7,845
Total costs and expenses	106,130	89,798	377,690	350,233
Income from operations	5,894	7,883	20,450	12,993
Interest income	1,307	1,003	6,100	3,035
Interest expense	(2,254)	(1,535)	(9,018)	(1,688)
Other income (expense), net	(1,948)	40	(1,921)	(1,067)
Income before income taxes	2,999	7,391	15,611	13,273
Income tax expense (benefit)	(1,340)	2,004	(1,556)	(2,462)
Net income	$4,339	$5,387	$17,167	$15,735

Net income per share - basic	$0.12	$0.14	$0.47	$0.42
Net income per share - diluted	$0.12	$0.14	$0.46	$0.41
Shares used in per share calculation - basic	34,757	37,194	36,778	37,518
Shares used in per share calculation - diluted	35,185	38,430	37,510	38,339

Calculation of GAAP Diluted Net Income Per Share

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2010	2011	2010
GAAP net income	$4,339	$5,387	$17,167	$15,735
Add back debt interest expense and issuance
cost amortization, net of tax benefit	19	15	78	79
Adjusted net income for GAAP EPS calculation	$4,358	$5,402	$17,245	$15,814

Net income per share - diluted	$0.12	$0.14	$0.46	$0.41
Shares used in per share calculation - diluted	35,185	38,430	37,510	38,339

Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Consolidated Statements of Cash Flows
	Twelve months ended December 31,
	2011	2010
Operating Activities:
Net income	$17,167	$15,735
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of acquisition-related intangibles	8,689	7,845
Provision for doubtful accounts	1,317	2,666
Depreciation and amortization	22,207	23,413
Impairment of intangibles	9,351	-
Debt issuance cost amortization	1,986	318
Stock-based compensation expense	22,114	20,773
Excess tax benefits from stock-based compensation	(1,985)	(2,474)
Deferred and other income taxes	(2,649)	(2,841)
Impairment of equity investment	2,198	2,188
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	(15,292)	180
Prepaid and other assets	2,635	(6,540)
Accounts payable	57,162	(11,554)
Deferred revenue	(1,782)	(2,749)
Income tax payable	(4,061)	(1,491)
Other accrued liabilities	(24,289)	12,331
Net cash provided by operating activities	94,768	57,800

Investing Activities:
Purchases of investments	(254,536)	(198,673)
Sales of investments	213,302	53,299
Cash paid for cost method investments	(9,490)	-
Funding of restricted cash	-	(2,156)
Cash paid for acquisitions, net of cash received	-	(14,585)
Purchases of equipment and capitalized software	(23,860)	(18,579)
Net cash used in investing activities	(74,584)	(180,694)

Financing Activities:
Cash received (paid) for convertible senior notes	-	345,000
Debt issuance costs	(342)	(9,529)
Exercise of stock options	364	5,004
Sales of common stock under employee stock purchase plan	2,466	2,374
Repurchase of common stock	(79,758)	(34,999)
Repurchase of restricted stock to satisfy tax withholding obligation	(5,992)	(3,317)
Excess tax benefits from stock-based compensation	1,985	2,474
Net cash provided by (used in) financing activities	(81,277)	307,007
Effect of exchange rate changes on cash	(6,800)	(11,731)
Net increase (decrease) in cash and cash equivalents	(67,893)	172,382
Cash and cash equivalents, beginning of period	565,086	392,704

Cash and cash equivalents, end of period	$497,193	$565,086

Cash paid for interest on convertible senior notes	$7,010	$110
Cash paid for income taxes	$5,085	$5,883

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)
UTILIZING 21% EFFECTIVE INCOME TAX RATE

					Twelve months
	Three months ended				ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2010	2010	2010	2010	2010

GAAP pre-tax income (loss)	$9,676	$(4,887)	$1,093	$7,391	$13,273
Add back amortization of acquisition-related intangibles	1,481	1,612	2,188	2,564	7,845
Add back stock-based compensation expense	4,476	5,522	5,280	5,495	20,773
Add back unrealized investment gain/loss	-	-	1,562	626	2,188
Add back restructuring related costs	-	1,870	443	-	2,313
Non-GAAP pre-tax income	15,633	4,117	10,566	16,076	46,392
Income tax expense @ 21%	3,283	865	2,218	3,376	9,742
Non-GAAP net income	12,350	3,252	8,348	12,700	36,650

Add back debt interest expense and issuance cost amortization, net of tax benefit	21	21	21	937	1,000
Adjusted net income for non-GAAP EPS calculation	$12,371	$3,273	$8,369	$13,637	$37,650

Non-GAAP net income per share - diluted	$0.32	$0.09	$0.22	$0.32	$0.95

Shares used in per share calculation - diluted	38,220	38,351	38,504	43,085	39,512

					Twelve months
	Three months ended				ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2011	2011	2011	2011	2011
GAAP pre-tax income	$8,885	$140	$3,587	$2,999	$15,611
Add back amortization of acquisition-related intangibles	2,122	2,205	2,184	11,529	18,040
Add back stock-based compensation expense	4,955	5,731	5,549	5,879	22,114
Add back unrealized investment gain/loss	-	-	-	1,995	1,995
Subtotal	15,962	8,076	11,320	22,402	57,760
Income tax expense @ 21%	3,352	1,696	2,377	4,705	12,130
Non-GAAP net income	12,610	6,380	8,943	17,697	45,630

Add back debt interest expense and issuance cost amortization, net of tax benefit	1,420	20	1,413	1,413	5,659
Adjusted net income for non-GAAP EPS calculation	$14,030	$6,400	$10,356	$19,110	$51,289

Non-GAAP net income per share - diluted	$0.31	$0.17	$0.23	$0.45	$1.15

Shares used in per share calculation - diluted	45,276	38,181	44,821	42,207	44,532

Breakdown of stock-based compensation expense
					Twelve months
	Three months ended				ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2011	2011	2011	2011	2011
Direct cost of services	$115	$118	$(16)	$52	$269
Network and infrastructure	247	345	345	373	1,310
Sales and marketing	1,760	2,116	2,265	1,974	8,115
Product research and development	710	781	698	910	3,099
General and administrative	2,123	2,371	2,257	2,570	9,321
Total	$4,955	$5,731	$5,549	$5,879	$22,114

Digital River, Inc.
Guidance
(Unaudited, in millions except per share amounts)

Revenue Guidance Table
	2011 Actual
					Twelve Months
	Three months ended				Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2011	2011	2011	2011	2011
Commerce	$74.6	$70.1	$72.5	$89.6	$306.8
Support Business	23.6	22.4	22.9	22.4	91.3
Total Revenue	$98.2	$92.5	$95.4	$112.0	$398.1

	2012 Guidance
	Q1 2012		Full Year 2012
	Low Guidance	High Guidance	Low Guidance	High Guidance
Commerce	$79.5	$80.3	$325.5	$329.1
Support Business	19.5	20.7	76.5	79.9
Total Expected Revenue	$99.0	$101.0	$402.0	$409.0

Non-GAAP Guidance Reconciliation
	Q1 2012		Full Year 2012
	Low Guidance	High Guidance	Low Guidance	High Guidance
Expected GAAP net income per share - diluted	$0.09	$0.13	$0.54	$0.64
Add back amortization of acquisition-related costs, net of tax	0.04	0.04	0.16	0.16
Add back stock-based compensation expense, net of tax	0.14	0.14	0.58	0.58
Convertible debt dilution impact, net of tax	(0.01)	(0.02)	(0.09)	(0.11)
Other	0.01	0.01	0.01	0.01
Expected non-GAAP diluted net income per share	$0.27	$0.30	$1.20	$1.28

Projected Shares Used in Per Share Calculation

	Q1 2012		Full Year 2012
	Low Guidance	High Guidance	Low Guidance	High Guidance

Shares used in per share calculation - GAAP diluted	33.8	34.0	34.2	34.2
Shares used in per share calculation - non-GAAP diluted	41.1	41.1	41.2	41.2

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Ed Merritt, 952-225-3362
Vice President, Investor Relations
investorrelations@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, 952-225-3719
Group Vice President, Corporate Communications
gdyrek@digitalriver.com